UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2003

RAINBOW RENTALS, INC.

(Exact name of Registrant as specified in its charter)

Ohio	0-24333	34-1512520

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3711 Starr Centre Drive
Canfield, Ohio 44406
(Address of principal executive offices) (zip code)

330-533-5363
(Registrant’s telephone number, including area code)

NO CHANGE
(Former name or former address if changed since last report)

 TABLE OF CONTENTS

Item 5. Other Matters

Item 7. Financial Statements and Exhibits

SIGNATURES

EX-99.1

Part II

Item 5. Other Matters

On May 7, 2003, Rainbow Rentals, Inc. (the “Company”) announced the departure of Lawrence S. Hendricks as Chief Operating Officer and as director of the Company, and the appointment of Robert Harris as Chief Operating Officer.

Item 7. Financial Statements and Exhibits

Exhibit 99.1: Press release of Rainbow Rentals, Inc. dated May 7, 2003, announcing the appointment of Robert Harris as Chief Operating Officer and the departure of Lawrence S. Hendricks as Chief Operating Officer and director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINBOW RENTALS, INC. (Registrant)

By: /s/ Wayland J. Russell Wayland J. Russell Chairman and Chief Executive Officer

May 7, 2003